Exhibit 99.1

CF Corporation Shareholders Approve Merger with Fidelity & Guaranty Life

LAS VEGAS, NV, August 8, 2017 — CF Corporation (NASDAQ: CFCO) (“CF Corp.”) today announced that its shareholders have voted to approve the previously announced merger under which CF Corp. will acquire Fidelity & Guaranty Life (NYSE: FGL) (“FGL”) for $31.10 per share in cash, or a total of approximately $1.835 billion, plus the assumption of $405 million of existing debt. The shareholders of CF Corp. also voted to approve all of the other proposals that came before the extraordinary general meeting in lieu of annual general meeting of shareholders held today. The final voting results indicate that 100 percent of votes cast were in favor of the adoption of the merger agreement, representing 83.95 percent of all outstanding shares as of the July 20, 2017 record date. The final vote results will be filed on a Form 8-K with the Securities and Exchange Commission. No shareholders elected to have their public shares redeemed in connection with the business combination.

As previously announced, the transaction is expected to close in the fourth quarter of 2017, subject to regulatory approvals and certain other customary closing conditions.

Upon closing of the transaction, CF Corp. will change its name to FGL Holdings. Chinh E. Chu and William P. Foley, II will continue to serve as Co-Executive Chairmen, and Christopher J. Littlefield, Eric L. Marhoun and Dennis R. Vigneau, each a current member of FGL’s management team, will join FGL Holdings as executive officers.

About CF Corporation

CF Corporation’s primary objective is to build an enduring, high quality business by using permanent capital, a core tenet of the CF Corp. structure. CF Corp. also has the largest individual founder co-investment in a U.S. special purpose acquisition company, which results in alignment of interests with CF Corp.’s investors.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of CF Corp. and its affiliates from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. CF Corp.’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, CF Corp.’s expectations with respect to future performance and anticipated financial impact of the business combination, the satisfaction of the closing conditions to the business combination and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside CF Corp.’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against CF Corp. or FGL following the announcement of the merger agreement and the transactions contemplated therein; (3) the inability to complete the business combination, including due to failure to fulfill conditions to closing in the merger agreement; (4) delays in obtaining or the inability to obtain necessary regulatory approvals (including approval from insurance regulators) required to complete the transactions contemplated by the merger agreement; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or could otherwise cause the transaction to fail to close; (6) the inability to obtain or maintain the listing of the post-closing company’s ordinary shares on NASDAQ following the business combination; (7) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (8) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the business combination; (10) changes in applicable laws or regulations; (11) the possibility that FGL or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties identified in CF Corp.’s proxy statement relating to the business combination, including those under “Risk Factors” therein, and in CF Corp.’s and FGL’s other filings with the SEC. CF Corp. cautions that the foregoing list of factors is not exclusive. CF Corp. cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. CF Corp. does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CF Corporation Contacts:

Douglas B. Newton, Chief Financial Officer

CF Corporation

212-355-5515

Jonathan Keehner / Julie Oakes / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449